Exhibit 99.1

FOR IMMEDIATE RELEASE

Editor’s Contact:
Steve Sturgeon
QLogic Corporation
Phone: (949) 389-6268
steve.sturgeon@qlogic.com

Investor’s Contact:
Michael Roe
QLogic Corporation
Phone: (949) 389-6440
michael.roe@qlogic.com

QLOGIC REPORTS THIRD QUARTER
RESULTS FOR FISCAL YEAR 2004
Revenues and Net Income Reach Record Levels

Aliso Viejo, Calif., January 14, 2004 – QLogic Corporation (Nasdaq:QLGC), the company that powers storage area networks (SANs), today announced its third quarter financial results for the period ended December 28, 2003.

Net revenues on a GAAP basis for the third quarter of fiscal 2004 were a record $137.1 million, up 4% sequentially from the $132.3 million reported in the second quarter of fiscal 2004. Fibre Channel revenues for the third quarter were up 6% sequentially to a record $107.2 million and represented 78% of the Company’s total revenue. Net income on a GAAP basis for the third quarter of fiscal 2004 was a record $35.0 million, or $0.36 per share on a diluted basis. This was an increase of 2% sequentially from the $34.2 million, or $0.35 per share on a diluted basis, reported in the second quarter of fiscal 2004.

During the third quarter of fiscal 2004, net revenues increased 20% from the $114.2 million reported in the comparable quarter last year on a GAAP basis. Fibre Channel revenues for the third quarter were up 33% from the comparable quarter last year. Third quarter net income on a GAAP basis increased 27% from the $27.5 million, or $0.29 per share on a diluted basis, reported in the third quarter of last year.

Net revenues for the first nine months of fiscal 2004 were $395.6 million, up 24% from the $320.2 million reported in the comparable period last year on a GAAP basis. Net income on a GAAP basis for the first nine months of fiscal 2004 was $100.8 million, or $1.05 per share on a diluted basis. This was an increase of 37% from the $73.6 million, or $0.77 per share on a diluted basis, reported in the comparable period last year.

Pro forma net income for the third quarter of fiscal 2004 was a record $37.9 million, or $0.39 per share on a diluted basis, up 5% sequentially from the $36.1 million, or $0.37 per share on a diluted basis, for the second quarter of fiscal 2004. Pro forma net income for the third quarter increased 30% from the $29.1 million, or $0.31 per share on a diluted basis, for the third quarter of last year.

During the first nine months of fiscal 2004, the Company’s pro forma net income was $107.7 million, or $1.12 per share on a diluted basis. This was an increase of 31% from the $82.5 million, or $0.86 per share on a diluted basis, reported in the comparable period last year.

The pro forma non-GAAP results are a supplement to financial statements based on GAAP and these results include adjustments for merger related stock compensation charges, legal settlements, Fibre Channel sales discounts for stock warrants and an impairment of an investment in a technology company. QLogic uses pro forma information to evaluate its on-going operating performance and believes this presentation provides investors with additional insight into its underlying operating results and business trends. A reconciliation between the GAAP and pro forma non-GAAP results is included in the accompanying financial data.

“We are very pleased with the Company’s performance during the third quarter and the achievement once again of both record revenues and net income. The continued growth in our revenues during the third quarter was the result of a significant increase in sales of our Fibre Channel products, led by double-digit sequential revenue growth in our Fibre Channel host bus adapters as well as strong sequential growth in our switch business,” said H.K. Desai, the Company’s chairman, chief executive officer and president. “We continue to believe that this performance in our core Fibre Channel business is growing faster than the market rate, which indicates a favorable gain in market share.”

The Company’s balance sheet was again highlighted by an increase in cash and short-term investments, ending the quarter with $739.1 million. During the first nine months of fiscal 2004, cash and short-term investments increased by $95.9 million, net of the $19.5 million the Company used to purchase its common stock pursuant to the previously authorized stock repurchase program.

QLogic’s fiscal 2004 third quarter conference call is scheduled today at 2:30 p.m. Pacific Time (5:30 p.m. Eastern Time). H.K. Desai, chairman of the board, chief executive officer and president, and Frank Calderoni, senior vice president and chief financial officer, will host the conference call. The call is being webcast live via the Internet at www.qlogic.com or via CCBN. Phone access to participate in the conference call is available at (913) 981-5571, passcode: 636635.

The quarterly financial information that the Company intends to discuss during the conference call is included in this press release and will be available on the Company’s website at www.qlogic.com for 12 months following the conference call. To listen to a webcast replay of the conference call, please visit the Investor Relations section of the Company’s website at www.qlogic.com. The webcast replay will be available for 12 months following the conference call. An audio replay of the conference call will also be available through January 30, 2004 by calling (719) 457-0820, passcode: 636635.

Powered by QLogic

Since 1993, over 50 million QLogic products have shipped inside servers, workstations, RAID subsystems, tape libraries, disk and tape drives. These products were delivered to small, medium and large enterprises around the world. Powering solutions from leading companies like Cisco, Dell, EMC, Fujitsu, Hitachi, HP, IBM, Network Appliance, Quantum, StorageTek and Sun Microsystems, the broad line of QLogic controller chips, host bus adapters, network switches and management software move data from storage devices through the network fabric to servers. A member of the S&P 500 and NASDAQ 100, QLogic was recently named to Fortune’s 100 Fastest Growing Companies list for the fourth consecutive year and to Forbes’ Best 200 Small Companies for the fifth consecutive year. In addition, QLogic was named to Business Week’s list of 100 Hot Growth Companies for 2003. For more information visit www.qlogic.com.

Note: All QLogic-issued press releases appear on the Company’s website (www.qlogic.com). Any announcement that does not appear on the QLogic website has not been issued by QLogic.

Disclaimer — Forward Looking Statements
This press release contains statements relating to future results of the Company (including certain beliefs and projections regarding business trends) that are “forward-looking statements” as defined within the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied in the forward-looking statements. The Company wishes to advise readers that these potential risks and uncertainties include, but are not limited to: the volatility of the Company’s stock price; fluctuations in operating results; the dependence on the storage area network market; the ability to maintain and gain market or industry acceptance of the Company’s products; the dependence on a limited number of customers and fluctuations or cancellations in orders from customers; the ability to compete effectively with other companies; a reduction in sales efforts by current distributors; the dependence on relationships with certain silicon chip suppliers and other subcontractors; the complexity of the Company’s products; terrorist activities and resulting military actions; international, economic, regulatory, political and other risks; changes in semiconductor foundry capacity; the ability to maintain or expand upon strategic alliances; the strain on resources caused by rapid growth and expansion; the ability to attract and retain key personnel; and the ability to protect proprietary rights or to satisfactorily resolve any infringement claims.

More detailed information on these and additional factors which could affect the Company’s operating and financial results are described in the Company’s Forms 10-K, 10-Q and other reports, filed or to be filed with the Securities and Exchange Commission. The Company urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. The forward looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Trademarks and registered trademarks are the property of the companies with which they are associated.

QLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME — GAAP

(unaudited — in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended

	Dec. 28,	Sep. 28,	Dec. 29,	Dec. 28,	Dec. 29,
	2003	2003	2002	2003	2002

Gross revenues	$137,064	$132,267	$114,167	$395,566	$323,472
Stock-based sales discounts	—	—	—	—	3,228

Net revenues	137,064	132,267	114,167	395,566	320,244
Cost of revenues	42,881	42,366	40,908	127,249	118,215

Gross profit	94,183	89,901	73,259	268,317	202,029
Operating expenses:
Engineering and development	21,514	21,482	21,540	65,731	59,352
Selling and marketing	13,846	12,436	10,955	38,011	33,008
General and administrative	5,944	4,408	3,530	14,443	10,375

Total operating expenses	41,304	38,326	36,025	118,185	102,735

Operating income	52,879	51,575	37,234	150,132	99,294
Interest and other income	3,495	3,556	5,417	12,463	12,196

Income before income taxes	56,374	55,131	42,651	162,595	111,490
Income taxes	21,422	20,950	15,138	61,786	37,906

Net income	$34,952	$34,181	$27,513	$100,809	$73,584

Net income per share:
Basic	$0.37	$0.36	$0.29	$1.07	$0.79
Diluted	$0.36	$0.35	$0.29	$1.05	$0.77
Number of shares used in per share computations:
Basic	94,458	94,282	93,553	94,252	93,369
Diluted	96,823	96,360	95,231	96,395	95,337

QLOGIC CORPORATION

PRO FORMA NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited — in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended

	Dec. 28,	Sep. 28,	Dec. 29,	Dec. 28,	Dec. 29,
	2003	2003	2002	2003	2002

Net revenues	$137,064	$132,267	$114,167	$395,566	$323,472
Cost of revenues	42,881	42,366	40,908	127,249	118,215

Gross profit	94,183	89,901	73,259	268,317	205,257
Operating expenses:
Engineering and development	19,644	19,590	19,973	59,857	54,650
Selling and marketing	13,846	12,436	10,955	38,011	33,008
General and administrative	4,194	4,408	3,530	12,693	10,375

Total operating expenses	37,684	36,434	34,458	110,561	98,033

Operating income	56,499	53,467	38,801	157,756	107,224
Interest and other income	3,495	3,556	5,417	12,463	15,196

Income before income taxes	59,994	57,023	44,218	170,219	122,420
Income taxes	22,106	20,950	15,138	62,470	39,964

Net income	$37,888	$36,073	$29,080	$107,749	$82,456

Net income per share:
Basic	$0.40	$0.38	$0.31	$1.14	$0.88
Diluted	$0.39	$0.37	$0.31	$1.12	$0.86
Number of shares used in per share computations:
Basic	94,458	94,282	93,553	94,252	93,369
Diluted	96,823	96,360	95,231	96,395	95,337

The above pro forma non-GAAP financial information is based on the Company’s unaudited condensed consolidated financial statements and excludes certain adjustments for merger related stock compensation charges, legal settlements, Fibre Channel sales discounts for stock warrants and an impairment of an investment in a technology company. Prior to the first quarter of fiscal 2004, the Company’s pro forma income tax expense was based on the respective effective tax rate utilized for GAAP purposes applied to the pro forma pre-tax income. However in fiscal 2004, the pro forma tax effect is being calculated on a specific item basis. The pro forma income tax expense for all periods prior to fiscal 2004 reflects the income tax expense on a specific item basis consistent with fiscal 2004. The Company uses the pro forma information to evaluate its on-going operating performance and believes this presentation provides investors with additional insight into its underlying operating results and business trends. This presentation is not in accordance with, or an alternative for, GAAP and may be different from pro forma non-GAAP presentations used by other companies.

A reconciliation of the Company’s net income and the related net income per share amounts computed in accordance with generally accepted accounting principles to the corresponding amounts included above is presented in the following table.

QLOGIC CORPORATION

Reconciliation of GAAP Net Income to Pro Forma Non-GAAP Net Income

(unaudited — in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended

	Dec. 28,	Sep. 28,	Dec. 29,	Dec. 28,	Dec. 29,
	2003	2003	2002	2003	2002

GAAP net income	$34,952	$34,181	$27,513	$100,809	$73,584
Items excluded from GAAP net income:
Merger related stock compensation charges	1,870	1,892	1,567	5,874	4,702
Legal settlements	1,750	—	—	1,750	—
Sales discounts for stock warrants	—	—	—	—	3,228
Technology company investment impairment	—	—	—	—	3,000
Income tax effect	(684)	—	—	(684)	(2,058)

Pro forma net income	$37,888	$36,073	$29,080	$107,749	$82,456

Basic net income per share:
GAAP net income	$0.37	$0.36	$0.29	$1.07	$0.79
Adjustments	0.03	0.02	0.02	0.07	0.09

Pro forma net income	$0.40	$0.38	$0.31	$1.14	$0.88

Diluted net income per share:
GAAP net income	$0.36	$0.35	$0.29	$1.05	$0.77
Adjustments	0.03	0.02	0.02	0.07	0.09

Pro forma net income	$0.39	$0.37	$0.31	$1.12	$0.86

QLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited — in thousands)

	Dec. 28, 2003	Mar. 30, 2003

ASSETS
Current assets:
Cash and cash equivalents	$159,832	$137,810
Short-term investments	579,268	505,387
Accounts receivable, net	75,946	49,694
Inventories	17,859	19,365
Deferred income taxes	28,558	31,914
Prepaid expenses and other current assets	2,490	4,010

Total current assets	863,953	748,180
Property and equipment, net	63,723	59,813
Other assets	5,372	9,426

	$933,048	$817,419

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,155	$15,301
Accrued expenses	57,515	51,383

Total current liabilities	72,670	66,684
Total stockholders’ equity	860,378	750,735

	$933,048	$817,419

QLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited — in thousands)

	Nine Months Ended

	Dec. 28,	Dec. 29,
	2003	2002

Cash flows from operating activities:
Net income	$100,809	$73,584
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,886	11,260
Tax benefit from issuance of stock under stock plans	9,620	5,088
Deferred income taxes	7,398	4,253
Stock-based sales discounts	—	3,228
Other non-cash charges	1,742	5,265
Changes in operating assets and liabilities	(17,369)	20,072

Net cash provided by operating activities	113,086	122,750

Cash flows from investing activities:
Net purchases of marketable securities	(75,423)	(63,910)
Additions to property and equipment	(15,434)	(11,536)
Acquisition of business	—	(1,695)

Net cash used in investing activities	(90,857)	(77,141)

Cash flows from financing activities:
Proceeds from issuance of stock under stock plans	19,338	8,578
Purchase of treasury stock	(19,545)	—

Net cash provided by (used in) financing activities	(207)	8,578

Net increase in cash and cash equivalents	22,022	54,187
Cash and cash equivalents at beginning of period	137,810	76,124

Cash and cash equivalents at end of period	$159,832	$130,311